UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 17, 2007

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors

As previously disclosed by Inspire Pharmaceuticals, Inc. (“Inspire”) on May 9, 2007, Mary B. Bennett, Inspire’s Executive Vice President, Operations and Communications, informed Inspire that she intended to reduce her work schedule. Effective August 17, 2007, Ms. Bennett resigned from the position of Executive Vice President, Operations and Communications. As a result of her resignation, Ms. Bennett shall no longer be considered an “officer” of Inspire as such term is defined under Rule 16a-1(f) and, therefore, will no longer have Section 16 reporting obligations with respect to Inspire, except with respect to a six month tail period following her status change as required under law. Inspire does not intend to appoint a new executive officer to undertake Ms. Bennett’s role, but rather her duties have been allocated to various other executive officers. Ms. Bennett will continue to serve as Vice President, Organizational Development and Strategic Planning in a part-time capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer,
President and Chief Executive Officer

Dated: August 20, 2007